Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the merger and the other transactions contemplated by the merger agreement, including the sale by ITC^DeltaCom of 350,000 shares of the Series B preferred stock. ITC^DeltaCom expects that the merger will be accounted for as a “purchase” in accordance with generally accepted accounting principles. BTI will be treated as the acquired corporation for these purposes and BTI’s assets, liabilities and other items will be adjusted to their estimated fair value at the completion of the merger and combined with the historical book values of the assets and liabilities of ITC^DeltaCom.

The unaudited pro forma combined statements of operations, which assume that the merger and the other transactions contemplated by the merger agreement had occurred on January 1, 2002, combine the ITC^DeltaCom consolidated statement of operations data for the year ended December 31, 2002 and for the six months ended June 30, 2003 with the BTI consolidated statements of operations data for the year ended December 31, 2002 and for the six months ended June 30, 2003. The unaudited pro forma combined balance sheet is presented as if the merger and the other transactions contemplated by the merger agreement had occurred on June 30, 2003. The unaudited pro forma combined financial statements are not necessarily indicative of the operating results or financial position of the combined company if the merger and the other transactions contemplated by the merger agreement had been consummated as of the dates indicated or of the results that the combined company may attain in the future.

The unaudited pro forma combined financial statements are based on assumptions and adjustments described in the accompanying notes and should be read in connection with such notes and with the historical consolidated financial statements and related notes of ITC^DeltaCom and BTI.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2003

(In thousands)

	(A) ITC^DeltaCom as reported June 30, 2003	(B) BTI as reported June 30, 2003	(C) Pro Forma Adjustments			(A) + (B) + (C) (D) As adjusted
Current Assets:
Cash and cash equivalents	$32,908	$2,940		$30,000 (5,500	(a) )(c)	$60,348
Restricted cash	19,685	3,165				22,850
Accounts receivable:
Customer	52,917	27,097				80,014
Affiliate	261	—				261
Inventory	3,682	—				3,682
Prepaid expenses and other current assets	6,600	3,037				9,637

Total current assets	116,053	36,239		24,500		176,792

Property, Plant & Equipment	401,904	118,425		0	(c)	520,329

Other Long-Term Assets:
Goodwill	—	—		18,045	(c)	18,045
Intangible assets, net	24,070	7,474		(1,874	)(c)	29,670
Other assets	3,229	19,519				22,748

Total other long-term assets	27,299	26,993		16,171		70,463

Total assets	$545,256	$181,657		$40,671		$767,584

Current Liabilities
Accounts payable:
Trade	$40,134	$21,823	$			$61,957
Construction	1,326	—				1,326
Accrued interest	1,274	1,235				2,509
Accrued compensation	5,030	—				5,030
Unearned revenue	15,633	11,225				26,858
Other current liabilities	16,577	2,523		6,000	(c)	25,100
Current portion of other long-term liabilities	4,185	—				4,185
Current portion of long-term-debt and capital lease obligations	7,970	4,478				12,448

Total current liabilities	92,129	41,284		6,000		139,413

Long-Term Liabilities:
Other long-term liabilities	5,601	28,651		(23,700	)(c)	10,552
Long-term debt and capital lease obligations	192,766	200,772		(93,000	)(c)	300,538

Total long-term liabilities	198,367	229,423		(116,700)		311,090

Convertible Redeemable Preferred Stock	25,833	445,665		32,000 (445,665	(a) )(b)	57,833

Stockholders’ Equity:
Common stock	448	2,447		71 (2,447	(c) )(b)	519
Additional paid-in-capital	238,578	—		25,480	(c)	264,058

				4,770	(c)
Warrants outstanding	2,122	33,584		(33,584	)(b)	6,892
Deficit	(12,221)	(570,746)		570,746	(b)	(12,221)

Total stockholders’ equity	228,927	(534,715)		565,036		259,248

Total liabilities and stockholders’ equity	$545,256	$181,657		$40,671		$767,584

2

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2003

(In thousands, except per share amounts)

(a)	Represents the sale at the merger closing of 350,000 shares of the Series B preferred stock (face value of $35,000) of ITC^DeltaCom to some of the WCAS securityholders for $35,000 in cash, before reimbursement payments for merger expenses of $2,000 and working capital advances of $3,000. The WCAS securityholders consist of Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Capital Partners III, L.P., WCAS Information Partners, L.P. and their affiliates and related parties that signed the merger agreement.

(b)	Represents the elimination of the historical shareholders’ equity and preferred stock of BTI.

(c)	ITC^DeltaCom’s purchase price for the merger has been calculated as follows:

50,000 shares of ITC^DeltaCom common stock issuable at the merger closing to the BTI common and preferred shareholders at an estimated price of $3.65 per share	$183
6,950,000 shares of ITC^DeltaCom common stock issuable at the merger closing to the WCAS securityholders at an estimated price of $3.65 per share for the fair value of outstanding BTI indebtedness owing to the WCAS securityholders that will be surrendered to BTI at the merger closing date	25,368
3,000,000 warrants to purchase 3,000,000 shares of ITC^DeltaCom common stock issuable at the merger closing to the WCAS securityholders with an estimated fair value of $1.59 per warrant for the fair value of outstanding BTI indebtedness owing to the WCAS securityholders that will be surrendered to BTI at the merger closing date	4,770
Direct merger transaction costs	7,500

Total purchase price	$37,821

The purchase price has been allocated as follows:

	Historical Net Book Value	Adjustment		Fair Value
Current assets	$36,239	$		$36,239
Property, plant and equipment	130,183			130,183
Customer relationsips	—		5,000	5,000	(1)
Trade names	—		600	600	(2)
Deferred financing costs	7,474		(7,474)	—	(3)

Total intangibles	7,474		(1,874)	5,600
Other assets	$7,761	$		$7,761
Goodwill	—		18,045	18,045
Current liabilities	(36,806)		(6,000)	(42,806	)(4)
Long-term debt	(205,250)		93,000	(112,250	)(5)
Other long-term liabilities	(28,651)		23,700	(4,951	)(6)

Total purchase price				$37,821

(1)	Based on the preliminary allocation of the purchase price, ITC^DeltaCom, through an independent valuation, has determined the value of customer relationships acquired to be $5,000. ITC^DeltaCom has initially determined the useful life of customer relationships to be five years.
(2)	Based on the preliminary allocation of the purchase price, ITC^DeltaCom, through an independent valuation, has determined the value of trade names acquired to be $600. ITC^DeltaCom has initially determined the useful life of trade names to be indefinite.
(3)	Deferred financing costs were associated with the long-term debt of BTI held by the WCAS securityholders. Because the long-term debt will be settled in conjunction with the issuance of 6,950,000 shares of ITC^DeltaCom common stock and warrants to purchase an additional 3,000,000 shares of ITC^DeltaCom common stock at the merger closing, these deferred financing costs will have no continuing value.
(4)	Represents the value of certain severance costs that will be acquired in conjuction with the merger.
(5)	Represents the value of the long-term debt of BTI held by the WCAS securityholders that will be settled in conjunction with the issuance of 6,950,000 shares of ITC^DeltaCom common stock and warrants to purchase an additional 3,000,000 shares of ITC^DeltaCom common stock at the merger closing.
(6)	Represents an adjustment to fair value of deferred customer revenue acquired.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six-Month Period Ended June 30, 2003

(In thousands, except per share amounts)

	(A) ITC^DeltaCom as reported for the period ended June 30, 2003	(B) BTI as reported for the period ended June 30, 2003	(C) Pro Forma Adjustments		(A) + (B) + (C) (D) As adjusted
Operating revenues	$201,557	$117,620	$(574	)(f)	$318,603
Cost of services	98,545	65,989			164,534

Gross margin	103,012	51,631	(574)		154,069

Operating expenses:
Selling, operations and administration	74,286	49,035			123,321
Depreciation and amortization	29,000	23,279	500	(d)	51,903
			(876	)(e)
Stock-based deferred compensation	442	—			442
Asset impairment charge	—	94,430			94,430

Total operating expenses	103,728	166,744	(376)		270,096

Operating loss	(716)	(115,113)	(198)		(116,027)

Other income:
Interest expense	(6,987)	(10,847)	6,622	(c)	(11,212)
Interest income	199	10			209
Other expense, net	—	—			—

Total other expense, net	(6,788)	(10,837)	6,622		(11,003)

Net loss	(7,504)	(125,950)	6,424		(127,030)
			13,316	(b)
Preferred stock dividends and accretion	(1,508)	(13,316)	(1,550	)(a)	(3,058)

Net loss applicable to common stockholders	$(9,012)	$(139,266)	$18,190		$(130,088)

Basic and diluted net loss available to common stockholders per common share	$(0.20)	$(1.50)			$(2.51)

Basic and diluted weighted average common shares outstanding	44,841,201	92,742,000	7,000,000	(f)	51,841,201

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

(In thousands, except per share amounts)

	(A) ITC^DeltaCom as reported for the ten-month period ended October 31, 2002	(B) ITC^DeltaCom as reported for the two-month period ended December 31, 2002	(A) + (B) (C) ITC^DeltaCom combined for the year ended December 31, 2002	(D) BTI as reported for the year ended December 31, 2002	(C) Pro Forma adjustments		(A)+(B)+(C) (D) As adjusted
Operating revenues	$352,897	$65,569	$418,466	$250,705	$(1,107	)(f)	$668,064
Cost of services	164,920	30,021	194,941	144,768			339,709

Gross margin	187,977	35,548	223,525	105,937	(1,107)		328,355

Operating expenses:
Selling, operations and administration	136,472	27,108	163,580	106,380			269,960
Depreciation and amortization	105,696	9,002	114,698	47,387	1,000 (1,740	(d) )(e)	161,345
Stock-based deferred compensation	223	—	223	—			223

Total operating expenses	242,391	36,110	278,501	153,767	(740)		431,528

Operating loss	(54,414)	(562)	(54,976)	(47,830)	(367)		(103,173)

Other income:
Interest expense	(35,704)	(2,350)	(38,054)	(19,730)	9,886	(c)	(47,898)
Interest income	349	216	565	—			565
Other expense, net	(289)	—	(289)	(152)			(441)

Total other expense, net	(35,644)	(2,134)	(37,778)	(19,882)	9,886		(47,774)

Loss before reorganization items	(90,058)	(2,696)	(92,754)	(67,712)	9,519		(150,947)
Reorganization items	60,792	—	60,792	—			60,792

Loss from continuing operations	(29,266)	(2,696)	(31,962)	(67,712)	9,519		(90,155)

Preferred stock dividends and accretion	(4,210)	(514)	(4,724)	(23,988)	23,988 (3,100	(b) )(a)	(7,824)

Loss from continuing operations applicable to common stockholders	$(33,476)	$(3,210)	$(36,686)	$(92,014)	$30,407		$(98,293)

Basic and diluted loss from continuing operations available to common stockholders per common share	$(0.54)	$(0.07)	$(0.62)	$(0.99)			$(1.48)

Basic and diluted weighted average common shares outstanding	62,364,000	44,750,000	59,428,333	92,676,000	7,000,000	(g)	66,428,333

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF

OPERATIONS

For the Six-Month Period Ended June 30, 2003 and the Year Ended December 31, 2002

(In thousands, except per share amounts)

(a)	Represents dividends and the accretion of the discount on the ITC^DeltaCom Series B preferred stock as follows:

	Year ended December 31, 2002	Six months ended June 30, 2003
Preferred dividends at an annual rate of 8%	$2,800	$1,400
Accretion of discount	300	150

	$3,100	$1,550

(b)	Represents the elimination of preferred stock dividends, including accretion of discount, on BTI’s redeemable preferred stock of $23,988 for the year ended December 31, 2002 and $6,622 for the six months ended June 30, 2003.

(c)	Represents the elimination of interest expense on indebtedness of BTI owing to the WCAS securityholders of $9,886 for the year ended December 31, 2002 and $6,622 for the six months ended June 30, 2003.

(d)	Represents an adjustment to amortization expense of $1,000 for the year ended December 31, 2002 and $500 for the six months ended June 30, 2003 based on preliminary estimates of the fair value of BTI’s intangible assets and expected useful lives as follows:

Asset Category	Balance at January 1, 2002	Balance at June 30, 2003	Useful Life
Customer relationships	$5,000	$5,000	5

(e)	Represents the elimination of amortization of deferred financing costs of $1,740 for the year ended December 31, 2002 and $876 for the six months ended June 30, 2003.

(f)	Represents the elimination of deferred revenue of $1,107 for the year ended December 31, 2002 and $574 for the six months ended June 30, 2003.

(g)	Adjusted basic and diluted net loss and loss from continuing operations per common share have been calculated by dividing pro forma net loss available to common stockholders by ITC DeltaCom’s historical weighted average common shares outstanding adjusted for shares of ITC^DeltaCom common stock issued in the merger. The shares of ITC^DeltaCom common stock issuable upon exercise of the warrants and upon conversion of the Series B preferred stock issuable to the WCAS securityholders, as well as all common stock equivalents of ITC^Deltacom, have not been included in diluted earnings per share as they are antidilutive for all periods presented. The following table shows the adjustment calculation for earnings per share:

	Year ended December 31, 2002	Six months ended June 30, 2003
Historical weighted average shares outstanding	59,428,333	44,841,201
Common shares issued in the merger to:
Common and preferred shareholders of BTI	50,000	50,000
WCAS securityholders (as holders of specified indebtedness of BTI)	6,950,000	6,950,000

Adjustment	7,000,000	7,000,000